Exhibit 10.2

P.O. Box 35350,79120-535 3601 Plains Blvd. Amarillo, TX 79102 Phone: (806) 351-2300

October 26,2012

Sterne, Agee & Leach, Inc.

Attn: Bob Nasi

13727 Noel Road, Suite 730

Dallas, TX 75240

RE:	John H. Marmaduke Family Limited Partnership

Rule 10b5-l Sales Plan dated April 13, 2012

Dear Mr. Nasi;

Pursuant to paragraph 2(g) of the above mentioned 10b5-l Sales Plan dated April 13, 2012, I am hereby giving written notice of termination of the plan. Please make this termination effective October 31, 2012. I understand the there will be no further sales under this plan, and that I will be required to enact a new plan when I wish to resume.

Please let me know if you have any questions.

Sincerely,

John H. Marmaduke, President

John H. Marmaduke Management, Inc.,

Managing Partner

Acknowledged and Agreed this 25th day of October 2102.

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